STOCK PURCHASE AGREEMENT

          This STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of this 7th day of May, 2013, by and among XcelMobility Inc., a Nevada corporation (“Pubco”), and Shenzhen CC Power Investment Consulting Co., Ltd., a company organized under the laws of the People’s Republic of China and an indirect wholly-owned subsidiary of Pubco (“CC Power”) on one hand, and Shenzhen Jifu Communication Technology Co., Ltd., a company organized under the laws of the People’s Republic of China (the “Company”), the shareholders of the Company as set forth on Exhibit A attached hereto (the “Company Shareholders”), and Mr. Hui Luo, on the other hand.

BACKGROUND:

          A.      Pubco wishes to sell to the Company Shareholders, and the Company Shareholders wish to purchase from Pubco up to 27,000,000 shares of common stock of Pubco (the “Purchase Shares”), upon the terms and subject to the conditions set forth in this Agreement (the “Stock Purchase”).

          B.      Pubco wishes to grant to Mr. Luo, and Mr. Luo wishes to accept from Pubco up to 3,000,000 shares of common stock of Pubco (the “Luo Shares”, together with the Purchase Shares, the “Shares”), upon the terms and subject to the conditions set forth in this Agreement (the “Stock Award”).

          C.      As consideration for the issuance of the Purchase Shares to the Company Shareholders, the Company will enter into certain controlling agreements with CC Power, pursuant to which CC Power will effectively own the Company through the contractual obligations underlying such controlling agreements.

          D.      Pubco, CC Power, the Company, the Company Shareholders, and Mr. Luo desire to make certain representations, warranties, covenants and agreements in connection with the Stock Purchase and Stock Award and also to prescribe various conditions to the Stock Purchase and Stock Award.

          NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I
SALE AND PURCHASE

               1.01      Stock Purchase. Upon the terms and subject to the conditions set forth in this Agreement, the parties shall do the following:

                              (a)      At the Closing (as hereinafter defined), the Company Shareholders shall cause the Company to enter into each of the following agreements with CC Power: (i) an Entrusted Management Agreement, in the form attached hereto as Exhibit B; (ii) a Technical Services Agreement in the form attached hereto as Exhibit C; (iii) an Exclusive Purchase Option Agreement, in the form attached hereto as Exhibit D; (iv) a Loan Agreement, in the form attached hereto as Exhibit E; and (v) an Equity Pledge Agreement in the form attached hereto as Exhibit F (subparagraphs (a) through (v), collectively, the “VIE Agreements”).

                              (b)      At the Closing, as consideration for entering into the VIE Agreements, Pubco shall issue the Purchase Shares to the Company Shareholders and the Luo Shares to Mr. Luo, registered in their names, or in the names of their nominees, in such percentages attributable to each of them as set forth on Exhibit A hereto. The certificates evidencing the Shares (the “Share Certificates”) shall be heldback by the Company subject to the release provisions set forth in Section 1.01(c) below. Each of the Company Shareholders and Mr. Luo shall execute a blank stock power, in the form attached hereto as Exhibit G.

                              (c)      In the event the Company achieves “Net Revenue” of $4,000,000 for the year ended December 31, 2013 (the “Revenue Target”) and Pubco has confirmed that the Company has met the Revenue Target through a review of the Company’s audited financial statements for the year ended December 31, 2013, then Pubco shall release the Share Certificates to the Company Shareholders and Mr. Luo in accordance with their percentages as set forth on Exhibit A. If the Company does not meet the Revenue Target and Pubco confirms the foregoing through a review of the Company’s audited financial statements for the year ended December 31, 2013, then Pubco shall decrease the number of Shares issued to the Company Shareholders and Mr. Luo in an amount equal to [((Revenue Target less actual Net Revenue for the year ended December 31, 2013)/Revenue Target) multiplied by the Shares] and adjust the Share Certificates accordingly. After adjusting the Share Certificates, Pubco shall release the adjusted Share Certificates to the Company Shareholders and Mr. Luo in accordance with their percentages as set forth on Exhibit A. By way of example only, if the Company achieves actual Net Revenue of $3,000,000 for the year ended December 31, 2013, then the Company Shareholders and Mr. Luo will receive an aggregate total of 22,500,000 shares of common stock of Pubco based on the following calculation: [30,000,000 shares of common stock of Pubco – ((($4,000,000-$3,000,000)/$4,000,000) X 30,000,000 shares of common stock of Pubco)]. “Net Revenue” shall mean sales revenue received by the Company less any items not in the ordinary course of business, and excluding any sales or other revenue of the Company derived from acquisitions or mergers, and any intercompany transactions with CC Power, Pubco and any of their affiliated or controlling entities.

               1.02      Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article VI and subject to the satisfaction or waiver of the conditions set forth in Article V, the closing of the transactions contemplated by the Agreement (the “Closing”) will take place at 10:00 a.m. U.S. Pacific Standard Time on the business day within three (3) business days of satisfaction of the conditions set forth in Article V (or as soon as practicable thereafter following satisfaction or waiver of the conditions set forth in Article V) (the “Closing Date”), at the offices of Greenberg Traurig, LLP, 1201 K Street, Suite 1100, Sacramento, California, unless another date, time or place is agreed to in writing by the parties hereto.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

               2.01      Representations and Warranties of the Company and Company Shareholders. Except as set forth in the disclosure schedule delivered by the Company to Pubco at the time of execution of this Agreement (the “Company Disclosure Schedule”), the Company and the Company Shareholders, jointly and severally, represent and warrant to Pubco as follows:

                              (a)      Organization, Standing and Corporate Power. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable) and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect (as defined in Section 8.02) ..

                              (b)      Subsidiaries. The Company has no subsidiaries.1

                              (c)      Capital Structure. The number and type of all authorized, issued and outstanding capital stock of the Company and all shares of capital stock reserved for issuance under the Company’s various option and incentive plans is specified on Schedule 2.01(c). Except as set forth in Schedule 2.01(c), no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters. Except as set forth in Schedule 2.01(c), there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of the Company. There are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Company common stock or other securities under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the “Securities Act”) or other agreements or arrangements with or among any security holders of the Company with respect to securities of the Company.

                              (d)      Corporate Authority; Noncontravention. The Company Shareholders and the Company have all requisite corporate and other power and authority to enter into this Agreement and to consummate the transactions contemplated by the Agreement. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and when delivered by the Company Shareholders and the Company, shall constitute a valid and binding obligation of the Company Shareholders and the Company, enforceable against the Company Shareholders and the Company, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Company under, (i) the certificate or articles of incorporation, bylaws or other organizational or charter documents of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to the Company or could not prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement. Governmental Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any United States, People’s Republic of China (“PRC”) court, administrative agency or commission, or other federal, state or local government or other governmental authority, agency, domestic or foreign (a “Governmental Entity”), is required by or with respect to the Company Shareholders or the Company in connection with the execution and delivery of this Agreement by the Company Shareholders or the Company or the consummation by the Company Shareholders or the Company of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) and any registrations, notices or filings required to be made in order to comply with the currency and exchange control requirements imposed by the Chinese government and/or PRC law, if any.

______________________________________
1 Please confirm whether the Company has any subsidiaries.

                              (e)      Financial Statements.

                                        (i)      Pubco has received a copy of the unaudited consolidated financial statements of the Company for the fiscal years ended December 31, 2012 and 2011 and unaudited financial statements for the three-months ended March 31, 2013 (collectively, the “Financial Statements”). The Financial Statements fairly present the financial condition of the Company at the dates indicated and the results of their operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against, debts and liabilities of the Company, fixed or contingent, and of whatever nature.

                                        (ii)      Since March 31, 2013 (the “Balance Sheet Date”), there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operation or prospects, of the Company except in the ordinary course of business.

                                        (iii)      Since the Balance Sheet Date, the Company has not suffered any damage, destruction or loss of physical property (whether or not covered by insurance) affecting its condition (financial or otherwise) or operations (present or prospective), nor has the Company except as disclosed in writing to Pubco, issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any capital stock or any other security of the Company and has not granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock or any other security of the Company or have incurred or agreed to incur any indebtedness for borrowed money.

                              (f)      Absence of Certain Changes or Events. Except as set forth on Schedule 2.01(g), since the Balance Sheet Date, the Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been any:

                                        (i)      material adverse change with respect to the Company;

                                        (ii)      event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 3.01 of the Agreement without the prior consent of Pubco;

                                        (iii)      condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement;

                                        (iv)      incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices or as disclosed to Pubco in writing;

                                        (v)      creation or other incurrence by the Company of any lien on any asset other than in the ordinary course consistent with past practices;

                                        (vi)      transaction or commitment made, or any contract or agreement entered into, by the Company relating to their assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company of any contract or other right, in either case, material to the Company, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

                                        (vii)      labor dispute, other than routine, individual grievances, or, to the knowledge of the Company, any activity or proceeding by a labor union or representative thereof to organize any employees of any Company or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

                                        (viii)      payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

                                        (ix)      write-offs or write-downs of any assets of the Company;

                                        (x)      creation, termination or amendment of, or waiver of any right under, any material contract of the Company;

                                        (xi)      damage, destruction or loss having, or reasonably expected to have, a material adverse effect on the Company;

                                        (xii)      other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to the Company; or

                                        (xiii)      agreement or commitment to do any of the foregoing.

                              (g)      Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

                              (h)      Litigation; Labor Matters; Compliance with Laws.

                                        (i)      There is no suit, action or proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to the Company or prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company having, or which, insofar as reasonably could be foreseen by the Company, in the future could have, any such effect.

                                        (ii)      The Company is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to the Company.

                                        (iii)      The conduct of the business of the Company complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

                              (i)      Benefit Plans. Except as set forth in Schedule 2.01(j), the Company is not a party to any Benefit Plan under which the Company currently has an obligation to provide benefits to any current or former employee, officer or director of the Company. As used herein, “Benefit Plan” shall mean any employee benefit plan, program, or arrangement of any kind, including any defined benefit or defined contribution plan, stock ownership plan, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, profit sharing plan or arrangement, deferred compensation plan, agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability, or death benefit plan (whether provided through insurance, on a funded or unfunded basis, or otherwise), medical or life insurance plan providing benefits to employees, retirees, or former employees or any of their dependents, survivors, or beneficiaries, employee stock option or stock purchase plan, severance pay, termination, salary continuation, or employee assistance plan.

                              (j)      Certain Employee Payments. The Company is not a party to any employment agreement which could result in the payment to any current, former or future director or employee of the Company of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a “parachute payment” (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

                              (k)      Tax Returns and Tax Payments.

                                        (i)      The Company has timely filed with the appropriate taxing authorities all Tax Returns required to be filed by them (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all respects. All Taxes due and owing by the Company has been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). The Company is not currently beneficiaries of any extension of time within which to file any Tax Return or pay any Tax. No claim has ever been made in writing or otherwise addressed to the Company by a taxing authority in a jurisdiction where the Company does not file Tax Returns that they are or may be subject to taxation by that jurisdiction. The unpaid Taxes of the Company did not, as of the Balance Sheet Date, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Financial Statements (rather than in any notes thereto). Since the Balance Sheet Date, the Company has not incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice. As of the Closing Date, the unpaid Taxes of the Company will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of the Company.

                                        (ii)      No material claim for unpaid Taxes has been made or become a lien against the property of the Company or is being asserted against the Company, no audit of any Tax Return of the Company is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted to the Company and is currently in effect. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                                        (iii)      As used herein, “Taxes” shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, “Tax Return” shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

                              (l)      Environmental Matters. The Company is in compliance with all Environmental Laws in all material respects. The Company has not received any written notice regarding any violation of any Environmental Laws, including any investigatory, remedial or corrective obligations. The Company holds all permits and authorizations required under applicable Environmental Laws, unless the failure to hold such permits and authorizations would not have a material adverse effect on the Company, and the Company is compliance with all terms, conditions and provisions of all such permits and authorizations in all material respects. No releases of Hazardous Materials have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by the Company or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any liability to the Company. The Company has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which could result in any liability to the Company. The Company has no liability, absolute or contingent, under any Environmental Law that if enforced or collected would have a material adverse effect on the Company. There are no past, pending or threatened claims under Environmental Laws against the Company and the Company is not aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against the Company pursuant to Environmental Laws. “Environmental Laws” means all applicable foreign, federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, and similar state laws. “Hazardous Material” means any toxic, radioactive, corrosive or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, which in any event is regulated under any Environmental Law.

                              (m)      Material Agreements.

                                        (i)      Schedule 2.01(n) lists the following contracts and other agreements (“Material Agreements”) to which the Company is a party: (a) any agreement (or group of related agreements) for the lease of real or personal property, including capital leases, to or from any person providing for annual lease payments in excess of $25,000; (b) any licensing agreement, or any agreement forming a partnership, strategic alliances, profit sharing or joint venture; (c) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money in excess of $25,000, or under which a security interest has been imposed on any of its assets, tangible or intangible; (d) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former officers and managers or the Company’s employees; (e) any employment or independent contractor agreement providing annual compensation in excess of $25,000 or providing post-termination or severance payments or benefits or that cannot be cancelled without more than thirty (30) days’ notice; (f) any agreement with any current or former officer, director, shareholder or affiliate of the Company; (g) any agreements relating to the acquisition (by merger, purchase of stock or assets or otherwise) by the Company of any operating business or material assets or the capital stock of any other person; (h) any agreements for the sale of any of the assets of the Company, other than in the ordinary course of business; (i) any outstanding agreements of guaranty, surety or indemnification, direct or indirect, by the Company; (j) any royalty agreements, licenses or other agreements relating to Intellectual Property (excluding licenses pertaining to “off-the-shelf” commercially available software used pursuant to shrink-wrap or click-through license agreements on reasonable terms for a license fee of no more than $10,000); and (k) any other agreement under which the consequences of a default or termination could reasonably be expected to have a material adverse effect on the Company.

                                        (ii)      The Company has made available to Pubco either an original or a true, correct and complete copy of each written Material Agreement. Except as set forth on Schedule 2.01(n), with respect to each Material Agreement to which the Company is a party thereto: (a) the Material Agreement is the legal, valid, binding, enforceable obligation of the Company and is in full force and effect in all material respects, subject to bankruptcy and equitable remedies exceptions; (b) the Company is not in material breach or default thereof, (c) no event has occurred which, with notice or lapse of time, would constitute a material breach or default of, or permit termination, modification, or acceleration under, the Material Agreement; and (d) the Company has not repudiated any material provision of the Material Agreement.

                              (n)      Accounts Receivable. All of the accounts receivable of the Company that are reflected on the Financial Statements or the accounting records of the Company as of the Closing Date (collectively, the “Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and are not subject to any defenses, counterclaims, or rights of set off other than those arising in the ordinary course of business and for which adequate reserves have been established. The Accounts Receivable are fully collectible to the extent not reserved for on the balance sheet on which they are shown.

                              (o)      Properties & Tangible Assets.

                                        (i)      The Company has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by the Company or acquired after the date thereof which are, individually or in the aggregate, material to the Company’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens, encumbrances, claims, security interest, options and restrictions of any nature whatsoever. Any real property and facilities held under lease by the Company is held by it under valid, subsisting and enforceable leases of which the Company is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect.

                                        (ii)      The Company has good and marketable title to, or in the case of leased property, a valid leasehold interest in, the office space, computers, equipment and other material tangible assets which are material to its business. Except as set forth on Schedule 2.01(p), each such tangible asset is in all material respects in good operating condition and repair (subject to normal wear and tear), is suitable for the purposes for which it presently is used, and, except as to leased assets, free and clear of any and all security interests. The Company does not have any knowledge of any dispute or claim made by any other person concerning such right, title and interest in such tangible assets.

                              (p)      Intellectual Property.

                                        (i)      As used in this Agreement, “Intellectual Property” means all right, title and interest in or relating to all intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction or under any international convention, including, but not limited to the following: (a) service marks, trademarks, trade names, trade dress, logos and corporate names (and any derivations, modifications or adaptations thereof), Internet domain names and Internet websites (and content thereof), together with the goodwill associated with any of the foregoing, and all applications, registrations, renewals and extensions thereof (collectively, “Marks”); (b) patents and patent applications, including all continuations, divisionals, continuations-in-part and provisionals and patents issuing thereon, and all reissues, reexaminations, substitutions, renewals and extensions thereof (collectively, “Patents”); (c) copyrights, works of authorship and moral rights, and all registrations, applications, renewals, extensions and reversions thereof (collectively, “Copyrights”); (d) confidential and proprietary information, trade secrets and non-public discoveries, concepts, ideas, research and development, technology, know-how, formulae, inventions (whether or not patentable and whether or not reduced to practice), compositions, processes, techniques, technical data and information, procedures, designs, drawings, specifications, databases, customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents (collectively, “Trade Secrets”); and (e) Technology. For purposes of this Agreement, “Technology” means all Software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether or not patentable and whether or not reduced to practice), apparatus, creations, improvements and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other embodiments of any of the foregoing, in any form or media whether or not specifically listed herein. Further, for purposes of this Agreement, “Software” means any and all computer programs, whether in source code or object code; databases and compilations, whether machine readable or otherwise; descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing; and all documentation, including user manuals and other training documentation, related to any of the foregoing.

                                        (ii)      Schedule 2.01(q) sets forth a list and description of the Intellectual Property required for the Company to operate, or used or held for use by the Company, in the operation of its business, including, but not limited to (a) all issued Patents and pending Patent applications, registered Marks, pending applications for registration of Marks, unregistered Marks, registered Copyrights of the Company and the record owner, registration or application date, serial or registration number, and jurisdiction of such registration or application of each such item of Intellectual Property, (b) all Software developed by or for the Company, and (c) any Software not exclusively owned by the Company and incorporated, embedded or bundled with any Software listed in clause (b) above (except for commercially available software and so-called “shrink wrap” software licensed to the Company on reasonable terms through commercial distributors or in consumer retail stores for a license fee of no more than $10,000).

                                        (iii)      The Company is the exclusive owner of or has a valid and enforceable right to use all Intellectual Property listed for the Company in Schedule 2.01(q) (and any other Intellectual Property required to be listed in Schedule 2.01(q) as the same are used, sold, licensed and otherwise commercially exploited by the Company, free and clear of all liens, security interests, encumbrances or any other obligations to others, and no such Intellectual Property has been abandoned. The Intellectual Property owned by the Company and the Intellectual Property licensed to them pursuant to valid and enforceable written license agreements include all of the Intellectual Property necessary and sufficient to enable the Company to conduct its business in the manner in which such business is currently being conducted. The Intellectual Property owned by the Company and its rights in and to such Intellectual Property are valid and enforceable.

                                        (iv)      The Company has not received, and is not aware of, any written or oral notice of any reasonable basis for an allegation against the Company of any infringement, misappropriation, or violation by the Company of any rights of any third party with respect to any Intellectual Property, and the Company is not aware of any reasonable basis for any claim challenging the ownership, use, validity or enforceability of any Intellectual Property owned, used or held for use by the Company. The Company does not have any knowledge (a) of any third-party use of any Intellectual Property owned by or exclusively licensed to the Company, (b) that any third-party has a right to use any such Intellectual Property, or (c) that any third party is infringing, misappropriating, or otherwise violating (or has infringed, misappropriated or violated) any such Intellectual Property.

                                        (v)      The Company has not infringed, misappropriated or otherwise violated any Intellectual Property rights of any third parties, and the Company is not aware of any infringement, misappropriation or violation of any third party rights which will occur as a result of the continued operation of the Company as presently operated and/or the consummation of the transaction contemplated by this Agreement.

                                        (vi)      The Company has taken adequate security measures to protect the confidentiality and value of its Trade Secrets (and any confidential information owned by a third party to whom the Company has a confidentiality obligation).

                                        (vii)      The consummation of the transactions contemplated by this Agreement will not adversely affect the rights of the Company to own or use any Intellectual Property owned, used or held for use by it.

                                        (viii)      All necessary registration, maintenance, renewal and other relevant filing fees in connection with any of the Intellectual Property owned by the Company and listed (or required to be listed) on Schedule 2.01(q) have been timely paid and all necessary registrations, documents, certificates and other relevant filings in connection with such Intellectual Property have been timely filed with the relevant governmental authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining such Intellectual Property and all issuances, registrations and applications therefor. There are no annuities, payments, fees, responses to office actions or other filings necessary to be made and having a due date with respect to any such Intellectual Property within ninety (90) days after the date of this Agreement.

                              (q)      Board Recommendation. The Board of Directors of the Company has unanimously determined that the terms of the Stock Purchase are fair to and in the best interests of the Company Shareholders and recommended that the Company Shareholders approve the Stock Purchase.

                              (r)      Compliance With Anti-Corruption Laws. Neither the Company, nor to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any applicable PRC laws; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                              (s)      OFAC. Neither the Company, nor to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

                              (t)      Undisclosed Liabilities. The Company has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Financial Statements incurred in the ordinary course of business or such liabilities or obligations disclosed in Schedule 2.01(g).

                              (u)      Money Laundering Laws. The operations of the Company is and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

                              (v)      Business Authorizations.

                                        (i)      All material consents, approvals, authorizations or licenses required under PRC law for the due and proper establishment and operation of the Company have been duly obtained from the relevant PRC governmental authorities and are in full force and effect.

                                        (ii)      All filings and registrations with the PRC governmental authorities required in respect of the Company and its capital structure and operations including, without limitation, the registration with the Ministry of Commerce, the State Administration of Industry and or their respective local divisions of Commerce, the State Administration of Foreign Exchange, tax bureau and customs authorities have been duly completed in accordance with the relevant PRC rules and regulations, except where, the failure to complete such filings and registrations does not, and would not, individually or in the aggregate, have a material adverse effect.

                                        (iii)      The Company has complied with all relevant PRC laws and regulations regarding the contribution and payment of its registered share capital, the payment schedule of which has been approved by the relevant PRC governmental authorities. There are no outstanding commitments made by the Company or any subsidiary to sell any equity interest in the Company.

                                        (iv)      The Company has not received any letter or notice from any relevant PRC governmental authority notifying it of revocation of any licenses or qualifications issued to it or any subsidy granted to it by any PRC governmental authority for non-compliance with the terms thereof or with applicable PRC laws, or the lack of compliance or remedial actions in respect of the activities carried out by the Company, except such revocation as does not, and would not, individually or in the aggregate, have a material adverse effect.

                                        (v)      The Company has conducted its business activities within the permitted scope of business or has otherwise operated its business in compliance with all relevant legal requirements and with all requisite licenses and approvals granted by competent PRC governmental authorities other than such non-compliance that do not, and would not, individually or in the aggregate, have a material adverse effect. As to licenses, approvals and government grants and concessions requisite or material for the conduct of any material part of the Company’s business which is subject to periodic renewal, the Company has no knowledge of any reasons related to the the Company for which such requisite renewals will not be granted by the relevant PRC governmental authorities.

                                        (vi)      With regard to employment and staff or labor, the Company has complied with all applicable PRC laws and regulations in all material respects, including without limitation, laws and regulations pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like, other than such non-compliance that do not, and would not, individually or in the aggregate, have a material adverse effect.

                              (w)      Ownership of Stock. The Company Shareholders own all of the issued and outstanding shares of capital stock of the Company, free and clear of all liens, claims, rights, charges, encumbrances, and security interests of whatsoever nature or type.

                              (x)      Shareholder Agreements. None of the Company Shareholders have entered into any oral or written agreement, memoranda, contract or understanding with any other Company Shareholders that relates directly or indirectly in any way to the Company or the transactions contemplated by the Agreement.

                              (y)      Full Disclosure. All of the representations and warranties made by the Company and Company Shareholders in this Agreement, and all statements set forth in the certificates delivered by the Company at the Closing Date pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by the Company and Company Shareholders pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to Pubco or its representatives by or on behalf of the Company or their affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

               2.02      Representations and Warranties of Pubco. Except as set forth in the disclosure schedule delivered by Pubco to the Company at the time of execution of this Agreement (the “Pubco Disclosure Schedule”), Pubco represents and warrants to the Company and the Company Shareholders as follows:

                              (a)      Organization, Standing and Corporate Power. Pubco is duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. Pubco is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to Pubco. Shares of common stock of Pubco, par value $0.001 (“Pubco Common Stock”), trade on the OTC Bulletin Board under the symbol “XCLL.”

                              (b)      Subsidiaries. Pubco is the sole stockholder of CC Mobility Limited, a company organized under the laws of Hong Kong (“CC Mobility”) and has good and valid title to the outstanding capital stock of CC Mobility. CC Mobility is the sole stockholder of CC Power and has good and valid title to all of the issued and outstanding shares of capital stock of CC Power. CC Power has variable interest entity contractual control over Shenzhen CC Power Corporation, a corporation organized under the laws of the PRC.

                              (c)      Capital Structure of Pubco. As of the date of this Agreement, the authorized capital stock of Pubco consists of 100,000,000 shares of Pubco Common Stock, $0.001 par value, with 67,651,145 shares issued and outstanding, and 20,000,000 shares of Pubco preferred stock, $0.001 par value with no shares issued and outstanding. Except as disclosed in SEC Public Documents, no shares of Pubco Common Stock are issuable upon the exercise of outstanding warrants, convertible notes, options and otherwise. Except as set forth above, no shares of capital stock or other equity securities of Pubco are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Pubco are, and all shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable, not subject to preemptive rights, and issued in compliance with all applicable state and federal laws concerning the issuance of securities. Except as disclosed in SEC Public Documents, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of Pubco having the right to vote (or convertible into, or exchangeable for, securities having the right to vote). Except as disclosed in SEC Public Documents, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Pubco is a party or by which any of them is bound obligating Pubco to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Pubco or obligating Pubco to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity securities of Pubco or obligating Pubco to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of Pubco or any of its subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of Pubco or any of its subsidiaries.

                              (d)      Corporate Authority; Noncontravention. Pubco has all requisite corporate and other power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Pubco and the consummation by Pubco of the transactions contemplated by this Agreement have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of Pubco. This Agreement has been duly executed and when delivered by Pubco, shall constitute a valid and binding obligation of Pubco, enforceable against Pubco in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Pubco under, (i) its articles of incorporation, bylaws or other charter documents of Pubco, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Pubco, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to Pubco, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a material adverse effect with respect to Pubco or could not prevent, hinder or materially delay the ability of Pubco to consummate the transactions contemplated by this Agreement.

                              (e)      Government Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to Pubco in connection with the execution and delivery of this Agreement by Pubco, or the consummation by Pubco of the transactions contemplated hereby, except, with respect to this Agreement, any filings under the Securities Act or the Exchange Act.

                              (f)      SEC Documents; Undisclosed Liabilities. Pubco has timely filed all reports, schedules, forms, statements and other documents as required by the Securities and Exchange Commission (the “SEC”) and Pubco has delivered or made available to the Company all reports, schedules, forms, statements and other documents filed with the SEC (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Pubco SEC Documents”). As of their respective dates, the Pubco SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Pubco SEC Documents. Except to the extent revised or superseded by a subsequent filing with the SEC (a copy of which has been provided to the Company prior to the date of this Agreement), none of the Pubco SEC Documents, to the knowledge of Pubco’s management, contains any untrue statement of a material fact or omits to state any material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Pubco included in such Pubco SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Pubco and its consolidated subsidiaries as of the dates thereof and the consolidated results of operations and changes in cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments as determined by Pubco’s independent accountants). Except as set forth in the Pubco SEC Documents, at the date of the most recent audited financial statements of Pubco included in the Pubco SEC Documents, Pubco has not incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to Pubco.

                              (g)      Absence of Certain Changes or Events. Except as disclosed in the Pubco SEC Documents or as set forth on Schedule 2.02(g), since the date of the most recent financial statements included in the Pubco SEC Documents, Pubco has conducted its business only in the ordinary course consistent with past practice in light of its current business circumstances, and there is not and has not been any:

                                        (i)      material adverse change with respect to Pubco;

                                        (ii)      condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Pubco to consummate the transactions contemplated by this Agreement;

                                        (iii)      incurrence, assumption or guarantee by Pubco of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices or as disclosed to the Company in writing;

                                        (iv)      creation or other incurrence by Pubco of any lien on any asset other than in the ordinary course consistent with past practices;

                                        (v)      transaction or commitment made, or any contract or agreement entered into, by Pubco relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Pubco of any contract or other right, in either case, material to Pubco, other than transactions and commitments in the ordinary course consistent with past practices and those contemplated by this Agreement;

                                        (vi)      labor dispute, other than routine, individual grievances, or, to the knowledge of Pubco, any activity or proceeding by a labor union or representative thereof to organize any employees of Pubco or any lockouts, strikes, slowdowns, work stoppages or threats by or with respect to such employees;

                                        (vii)      payment, prepayment or discharge of liability other than in the ordinary course of business or any failure to pay any liability when due;

                                        (viii)      write-offs or write-downs of any assets of Pubco;

                                        (ix)      creation, termination or amendment of, or waiver of any right under, any material contract of Pubco;

                                        (x)      damage, destruction or loss having, or reasonably expected to have, a material adverse effect on Pubco;

                                        (xi)      other condition, event or occurrence which individually or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to Pubco; or

                                        (xii)      agreement or commitment to do any of the foregoing.

                              (h)      Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by Pubco to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

                                        (i)      Litigation; Labor Matters; Compliance with Laws.

                                        (i)      There is no suit, action or proceeding or investigation pending or, to the knowledge of Pubco, threatened against or affecting Pubco or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to Pubco or prevent, hinder or materially delay the ability of Pubco to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Pubco having, or which, insofar as reasonably could be foreseen by Pubco, in the future could have, any such effect.

                                        (ii)     Pubco is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a material adverse effect with respect to Pubco.

                                        (iii)      The conduct of the business of Pubco complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

                              (j)      Benefit Plans. Pubco is not a party to any Benefit Plan under which Pubco currently has an obligation to provide benefits to any current or former employee, officer or director of Pubco.

                              (k)      Certain Employee Payments. Except as disclosed in SEC Public Documents, Pubco is not a party to any employment agreement which could result in the payment to any current, former or future director or employee of Pubco of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a “parachute payment” (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

                              (l)      Tax Returns and Tax Payments.

                                        (i)      Pubco has timely filed with the appropriate taxing authorities all Tax Returns required to be filed by it (taking into account all applicable extensions). All such Tax Returns are true, correct and complete in all respects. All Taxes due and owing by Pubco has been paid (whether or not shown on any Tax Return and whether or not any Tax Return was required). Pubco is not currently the beneficiary of any extension of time within which to file any Tax Return or pay any Tax. No claim has ever been made in writing or otherwise addressed to Pubco by a taxing authority in a jurisdiction where Pubco does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The unpaid Taxes of Pubco did not, as of the date of the most recent financial statements included in the Pubco SEC Documents, exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the financial statements (rather than in any notes thereto). Since the date of the most recent financial statements included in the Pubco SEC Documents, Pubco has not incurred any liability for Taxes outside the ordinary course of business consistent with past custom and practice. As of the Closing Date, the unpaid Taxes of Pubco will not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the books and records of Pubco.

                                        (ii)      No material claim for unpaid Taxes has been made or become a lien against the property of Pubco or is being asserted against Pubco, no audit of any Tax Return of Pubco is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any Taxes has been granted by Pubco and is currently in effect. Pubco has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                              (m)      Environmental Matters. Pubco is in compliance with all Environmental Laws in all material respects. Pubco holds all permits and authorizations required under applicable Environmental Laws, unless the failure to hold such permits and authorizations would not have a material adverse effect on Pubco, and is compliance with all terms, conditions and provisions of all such permits and authorizations in all material respects. No releases of Hazardous Materials have occurred at, from, in, to, on or under any real property currently or formerly owned, operated or leased by Pubco or any predecessor thereof and no Hazardous Materials are present in, on, about or migrating to or from any such property which could result in any liability to Pubco. Pubco has not transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Material to any off-site location which could result in any liability to Pubco. Pubco has no liability, absolute or contingent, under any Environmental Law that if enforced or collected would have a material adverse effect on Pubco. There are no past, pending or threatened claims under Environmental Laws against Pubco and Pubco is not aware of any facts or circumstances that could reasonably be expected to result in a liability or claim against Pubco pursuant to Environmental Laws.

                              (n)      Material Contract Defaults. Pubco is not, or has not, received any notice or has any knowledge that any other party is, in default in any respect under any Pubco Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a “Pubco Material Contract” means any contract, agreement or commitment that is effective as of the Closing Date to which Pubco is a party (i) with expected receipts or expenditures in excess of $25,000, (ii) requiring Pubco to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $25,000 or more, including guarantees of such indebtedness, or (v) which, if breached by Pubco in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from Pubco or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

                              (o)      Accounts Receivable. All of the accounts receivable of Pubco that are reflected in the Pubco SEC Documents or the accounting records of Pubco as of the Closing Date (collectively, the “Pubco Accounts Receivable”) represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business and are not subject to any defenses, counterclaims, or rights of set off other than those arising in the ordinary course of business and for which adequate reserves have been established. The Pubco Accounts Receivable are fully collectible to the extent not reserved for on the balance sheet on which they are shown.

                              (p)      Properties. Pubco has valid land use rights for all real property that is material to its business and good, clear and marketable title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by Pubco or acquired after the date thereof which are, individually or in the aggregate, material to Pubco’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens, encumbrances, claims, security interest, options and restrictions of any nature whatsoever. Any real property and facilities held under lease by Pubco are held by them under valid, subsisting and enforceable leases of which Pubco is in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect.

                              (q)      Intellectual Property. Pubco owns or has valid rights to use the Trademarks, trade names, domain names, copyrights, patents, logos, licenses and computer software programs (including, without limitation, the source codes thereto) that are necessary for the conduct of its business as now being conducted. All of Pubco’s licenses to use Software programs are current and have been paid for the appropriate number of users. To the knowledge of Pubco, none of Pubco’s Intellectual Property or Pubco License Agreements infringe upon the rights of any third party that may give rise to a cause of action or claim against Pubco or its successors.

                              (r)      Board Determination. The Board of Directors of Pubco has unanimously determined that the terms of the Stock Purchase and the transactions contemplated by the Agreement are fair to and in the best interests of Pubco and its shareholders.

                              (s)      Compliance With Anti-Corruption Laws. Neither Pubco nor to the knowledge of Pubco, any director, officer, agent, employee or other person acting on behalf of Pubco has, in the course of its actions for, or on behalf of, Pubco (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any applicable U.S. laws; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                              (t)      OFAC. Neither Pubco, nor to the knowledge of Pubco, any director, officer, agent, employee, affiliate or person acting on behalf of Pubco, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

                              (u)      Undisclosed Liabilities. Pubco has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the financial statements included in the Pubco SEC Documents incurred in the ordinary course of business.

                              (v)      Money Laundering Laws. The operations of Pubco are and have been conducted at all times in compliance with the Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Pubco with respect to the Money Laundering Laws is pending or, to the best knowledge of Pubco, threatened.

                              (w)      Full Disclosure. All of the representations and warranties made by Pubco in this Agreement, and all statements set forth in the certificates delivered by Pubco at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by Pubco pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to the Company or its representatives by or on behalf of Pubco in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

ARTICLE III
COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO CLOSING

               3.01      Conduct of the Company. From the date of this Agreement and until the Closing Date, or until the prior termination of this Agreement, the Company shall not, unless Pubco has provided its prior written consent:

                              (a)      engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any lien or other encumbrance upon any of their respective assets or which will not be discharged in full prior to the Closing Date;

                              (b)      sell, assign or otherwise transfer any of its assets, or cancel or compromise any debts or claims relating to its assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

                              (c)      fail to use reasonable efforts to preserve intact its present business organization, keep available the services of its employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and ongoing business not be impaired prior to the Closing Date;

                              (d)      except for matters related to complaints by former employees related to wages, suffer or permit any material adverse change to occur with respect to the Company or its business or assets; or

                              (e)      make any material change with respect to its business in accounting or bookkeeping methods, principles or practices, except as required by United States Generally Accepted Accounting Principles (“GAAP”).

ARTICLE IV
ADDITIONAL AGREEMENTS

          4.01      Access to Information; Confidentiality.

                              (a)      The Company shall, and shall cause its officers, employees, counsel, financial advisors and other representatives to, afford to Pubco and its representatives reasonable access during normal business hours during the period prior to the Closing Date to its and to the Company’s properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause its respective officers, employees and representatives to, furnish promptly to Pubco all information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. For the purposes of determining the accuracy of the representations and warranties of Pubco set forth herein and compliance by Pubco of its obligations hereunder, during the period prior to the Closing Date, Pubco shall provide the Company and their representatives with reasonable access during normal business hours to its properties, books, contracts, commitments, personnel and records as may be necessary to enable the Company to confirm the accuracy of the representations and warranties of Pubco set forth herein and compliance by Pubco of its obligations hereunder, and, during such period, Pubco shall, and shall cause its officers, employees and representatives to, furnish promptly to the Company upon its request (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. Except as required by law, the Company and Pubco will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence. No investigation pursuant to this Section 4.01 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. Pubco and the Company shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the transactions contemplated by the Agreement.

               4.03      Public Announcements. Pubco, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

               4.04      Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

               4.05      No Solicitation. Except as previously agreed to in writing by the other party, neither the Company nor Pubco shall authorize or permit any of its officers, directors, agents, representatives, or advisors to (a) solicit, initiate or encourage or take any action to facilitate the submission of inquiries, proposals or offers from any person relating to any matter concerning any acquisition, exchange, merger, consolidation, business combination, recapitalization or similar transaction involving the Company or Pubco, respectively, other than the transaction contemplated by this Agreement or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the transactions contemplated by the Agreement or which would or could be expected to dilute the benefits to either the Company or Pubco of the transactions contemplated hereby. The Company or Pubco will immediately cease and cause to be terminated any existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing.

               4.06      Liquidity Event. Notwithstanding any of the foregoing, if Pubco undergoes a “Liquidity Event” prior to December 31, 2013, then the Company Shareholders and Mr. Luo shall be entitled to receive the full amount of Shares from the Company immediately upon the occurrence of such Liquidity Event. “Liquidity Event” shall mean (a) the acquisition of Pubco by another entity by means of a reorganization, merger or consolidation, but excluding any merger or conversion effected exclusively for the purpose of changing domicile; (b) a sale of all or substantially all of the assets of Pubco or all of its wholly-owned subsidiaries; or (c) a firm secondary underwritten public offering of common stock of Pubco to the general public through a registration statement filed with the SEC.

               4.07      GAAP Audit. Upon execution of this Agreement, the Company shall engage an independent registered public accounting firm to audit its financial records in accordance with GAAP as required to be reported by Pubco under the Exchange Act. All expenses relating to such audit shall be paid by the Company.

               4.08      Drag Along Right.

                              (a)      Within twelve (12) months of the Closing Date, in the event that the holders of fifty-one percent (51%) or greater of Pubco Common Stock (collectively, the “Controlling Shareholders”) desire to sell or otherwise transfer or dispose of any shares of Pubco Common Stock owned by such Controlling Shareholders, which shares constitute (together with any previous sales of Pubco Common Stock by the Controlling Shareholders to the same third party transferee(s)) more than fifty percent (50%) of the outstanding shares of common stock or other voting securities of Pubco as of such date, to any third party transferee(s), the Controlling Shareholders may elect to provide notice of such intended transfer to the Company Shareholders and Mr. Luo no less than twenty (20) days prior to such intended transfer (the “Drag Along Notice”).

                              (b)      Within ten (10) days after delivery of the Drag Along Notice, each of the Company Shareholders and Mr. Luo shall be obligated to (A) sell, transfer and deliver to such third party transferee(s) all of the shares of Pubco Common Stock owned by the Company Shareholders and Mr. Luo upon the same terms and conditions as are applicable to the Controlling Shareholders, but only to the extent such third party transferee(s) desires to acquire such shares of Pubco Common Stock from the Company Shareholders and Mr. Luo, and (B) if shareholder approval of the transaction is required, vote all shares of Pubco Common Stock owned by the Company Shareholders and Mr. Luo in favor thereof (the “Drag Along Right”).

                              (c)      To close a proposed transfer as described in this Section 4.08, the Controlling Shareholders, the Company Shareholders and Mr. Luo shall deliver, free and clear of all liens, to the third party transferee(s) certificates evidencing Pubco Common stock to be sold thereto, duly endorsed with transfer powers, and shall receive in exchange therefore the consideration to be paid or delivered by the third party transferee in respect of such Pubco Common Stock as described in the Drag Along Notice.

ARTICLE V
CONDITIONS PRECEDENT

               5.01      Conditions to Each Party’s Obligation to Close. The obligation of each party to effect the Stock Purchase and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

                              (a)      No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated by the Agreement shall have been issued by any court of competent jurisdiction or any other Governmental Entity having jurisdiction and shall remain in effect, and there shall not be any applicable legal requirement enacted, adopted or deemed applicable to the Stock Purchase that makes consummation of the Stock Purchase illegal.

                              (b)      Governmental Approvals. All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Entity having jurisdiction which the failure to obtain, make or occur would have a material adverse effect on Pubco or the Company shall have been obtained, made or occurred.

                              (c)      Company Shareholder Approval. The Company Shareholders shall have adopted and approved this Agreement and the transactions contemplated hereby in accordance with applicable law.

                              (d)      No Litigation. There shall not be pending or threatened any suit, action or proceeding before any court, Governmental Entity or authority (i) pertaining to the transactions contemplated by this Agreement or (ii) seeking to prohibit or limit the ownership or operation by the Company, Pubco or any of its subsidiaries, or to dispose of or hold separate any material portion of the business or assets of the Company or Pubco.

               5.02      Conditions Precedent to Obligations of Pubco. The obligation of Pubco to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

                              (a)      Representations, Warranties and Covenants. (i) The representations and warranties of the Company and the Company Shareholders in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date, and (ii) the Company and the Company Shareholders shall each have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them prior to the Closing Date.

                              (b)      Consents. Pubco shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

                              (c)      Officer’s Certificate of the Company. Pubco shall have received a certificate executed on behalf of each of the Company by an executive officer of the Company confirming that the conditions set forth in Sections 5.02(a) and 5.02(d) have been satisfied.

                              (d)      Secretary’s Certificate of the Company. Pubco shall have received a certificate, dated as of the Closing Date, from the secretary of the Company certifying (i) as to the incumbency and signatures of the officers of the Company who shall execute this Agreement and documents at the Closing and (ii) that attached thereto is a true and complete copy of (A) the articles or certificate of incorporation of the Company, and all amendments thereto, (B) the bylaws of the Company, and all amendments thereto, and (C) resolutions of the board of directors of the Company and their shareholders authorizing the execution, delivery and performance of this Agreement by the Company.

                              (e)     No Material Adverse Change. There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of the Company that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company.

                              (f)      Shareholder Representation Letter. The Company Shareholders and Mr. Luo shall each have executed and delivered to Pubco a stockholder representation letter in substantially the form attached hereto as Exhibit H, and Pubco shall be reasonably satisfied that the issuance of Pubco Common Stock pursuant to the Stock Purchase and the Stock Award is exempt from the registration requirements of the Securities Act.

                              (g)      Stock Powers. Each of the Company Shareholders and Mr. Luo shall have executed and delivered to Pubco a blank stock power, in the form attached hereto as Exhibit G.

                              (h)     Due Diligence Investigation. Pubco shall be reasonably satisfied with the results of its due diligence investigation of the Company in its sole and absolute discretion.

                              (i)      Corporate Restructuring. The Company shall enter into the VIE Agreements with CC Power to permit CC Power to effectively consolidate the financial statements of the Company under the Exchange Act and in accordance with GAAP.

                              (j)      Audited Financial Statements. The Company shall have completed, and Pubco shall have received from the Company, audited financial statements and proforma financial statements as required to be filed by Pubco pursuant to the Exchange Act.

               5.03      Conditions Precedent to Obligation of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

                              (a)      Representations, Warranties and Covenants. (i) The representations and warranties of Pubco in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date, and (ii) Pubco shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it prior to the Closing Date.

                              (b)      Consents. The Company shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

                              (c)      Officer’s Certificate of Pubco. The Company shall have received a certificate executed on behalf of Pubco by an executive officer of Pubco, confirming that the conditions set forth in Sections 5.03(a) and 5.03(d) have been satisfied.

                              (d)      Secretary’s Certificate of Pubco. The Company shall have received a certificate, dated as of the Closing Date, from the secretary of Pubco, certifying (i) as to the incumbency and signatures of the officers of Pubco who shall execute this Agreement and documents at the Closing and (ii) that attached thereto is a true and complete copy of (A) the articles or certificate of incorporation of Pubco and all amendments thereto, (B) the bylaws of Pubco and all amendments thereto, and (C) resolutions of the board of directors of Pubco authorizing the execution, delivery and performance of this Agreement by Pubco.

                              (e)      No Material Adverse Change. There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of Pubco that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Pubco.

                              (f)      Due Diligence Investigation. The Company shall be reasonably satisfied with the results of its due diligence investigation of Pubco in its sole and absolute discretion.

ARTICLE VI
TERMINATION, AMENDMENT AND WAIVER

               6.01      Termination. This Agreement may be terminated and abandoned at any time prior to the Closing Date:

                             (a)      by mutual written consent of Pubco and the Company;

                             (b)      by either Pubco or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by the Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

                             (c)      by either Pubco or the Company if the Closing shall not have been consummated on or before May 30, 2013 (other than as a result of the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Closing Date);

                             (d)      by Pubco, if a material adverse change shall have occurred relative to the Company (and not curable within thirty (30) days);

                             (e)      by the Company if a material adverse change shall have occurred relative to Pubco (and not curable within thirty (30) days);

                             (f)      by Pubco, if the Company willfully fails to perform in any material respect any of its material obligations under this Agreement; or

                             (g)      by the Company, if Pubco willfully fails to perform in any material respect any of its obligations under this Agreement.

               6.02      Effect of Termination. In the event of termination of this Agreement by either the Company or Pubco as provided in Section 6.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Pubco or the Company, other than the provisions of the last sentence of Section 4.01(a) and this Section 6.02. Nothing contained in this Section shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

               6.03      Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties upon approval by the party, if such party is an individual, and upon approval of the Boards of Directors of each of the parties that are corporate entities.

               6.04      Extension; Waiver. Subject to Section 6.01(c), at any time prior to the Closing Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

               6.05      Return of Documents. In the event of termination of this Agreement for any reason, Pubco and the Company will return to the other party all of the other party’s documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement. Pubco and the Company will not use any information so obtained from the other party for any purpose and will take all reasonable steps to have such other party’s information kept confidential.

ARTICLE VII
INDEMNIFICATION AND RELATED MATTERS

               7.01      Survival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive until twelve (12) months after the Closing Date (except for with respect to Taxes which shall survive for the applicable statute of limitations plus 90 days, and covenants that by their terms survive for a longer period).

               7.02      Indemnification.

                             (a)      Pubco shall indemnify and hold the Company Shareholders, the Company, and the Company’s officers and directors (the “Company Representatives”) harmless from and against any and all liabilities, obligations, damages, losses, deficiencies, costs, penalties, interest and expenses (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) (collectively, “Losses”) to which Pubco, the Company Shareholders, the Company, or any of the Company Representatives may become subject resulting from or arising out of: (1) any breach of a representation, warranty or covenant made by Pubco as set forth herein; or (2) any and all liabilities arising out of or in connection with: (A) any of the assets of Pubco prior to the Closing; or (B) the operations of Pubco prior to the Closing Date.

                             (b)      The Company and the Company Shareholders shall jointly and severally indemnify and hold Pubco, CC Power and their respective officers and directors (the “Pubco Representatives”) harmless from and against any and all Losses to which Pubco, CC Power and the Pubco Representatives may become subject to resulting from or arising out of: (1) any breach of a representation, warranty or covenant made by the Company or any of the Company Shareholders as set forth herein; or (2) any and all liabilities arising out of or in connection with: (A) any of the assets of the Company prior to the Closing; or (B) the operations of the Company prior to the Closing Date.

               7.03      Notice of Indemnification. Promptly after the receipt by any indemnified party (the “Indemnitee”) of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the “Indemnifying Party”) pursuant to this Article VII, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this Article VII, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at its own expense and by its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that there is a reasonable probability that a claim may materially and adversely affect it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Article VII or if a conflict of interest exists between Indemnitee and the Indemnifying Party, the Indemnitee shall have the right to defend, compromise or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee. In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee’s own expense. In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Article VII to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim. An Indemnitee’s failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Article VII, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee.

ARTICLE VIII
GENERAL PROVISIONS

              8.01      Notices. Any and all notices and other communications hereunder shall be in writing and shall be deemed duly given to the party to whom the same is so delivered, sent or mailed at addresses and contact information set forth below (or at such other address for a party as shall be specified by like notice.) Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be deemed given and effective on the earliest of: (a) on the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (Pacific Standard Time) on a business day, (b) on the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m. (Pacific Standard Time) on any business day, (c) on the second business day following the date of mailing, if sent by a nationally recognized overnight courier service, or (d) if by personal delivery, upon actual receipt by the party to whom such notice is required to be given.

If to Pubco or CC Power:

XcelMobility, Inc.
303 Twin Dolphins Drive, Suite 600
Redwood City, California 94065
Attention: President
Telephone No.: (650) 632-4210

with a copy to (which copy shall not constitute notice):

Mark C. Lee, Esq.
Greenberg Traurig, LLP
1201 K Street, Suite 1100
Sacramento, California 95814
Telephone No.: (916) 442-1111
Facsimile No.: (916) 448-1709
Email: leema@gtlaw.com

If to the Company, Company Shareholders or Mr. Luo:

Shenzhen Jifu Communication Technology Co., Ltd.
[____Sumin Su_________]
Telephone No.: [__+86-755-2671-0021___]
Facsimile No.: [__+86-755-2671-0227____]
Attention: President

With a copy to (which copy shall not constitute notice):

[West Side, 4 Floor, 8 Building, Maqueling Industrial Zone, Nanshan District, Shenzhen, China]
Telephone No.: [_+86-755-2671-0021____]
Facsimile No.: [_+86-755-2671-0227____]
Email: [_suming553@163.com___]

              8.02      Definitions. For purposes of this Agreement:

                           (a)      an “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

                           (b)      “material adverse change” or “material adverse effect” means, when used in connection with the Company or Pubco, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole (after giving effect in the case of Pubco to the consummation of the transactions contemplated by the Agreement);

                           (c)      “ordinary course of business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency);

                           (d)      “person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

                           (e)      a “subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of Directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first person.

                           (f)      “security interest” means any mortgage, pledge, lien, encumbrance, deed of trust, lease, charge, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement or any other security interest, other than (a) mechanic’s, materialmen’s, and similar liens, (b) statutory liens for taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, (d) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other similar social security legislation; and (e) encumbrances, security deposits or reserves required by law or by any Governmental Entity.

              8.03      Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

              8.04      Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties any rights or remedies.

              8.05      Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

              8.06      Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

              8.07      Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Nevada, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court, and (b) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any state court other than such court.

              8.08      Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

              8.09      Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

              8.10      Attorneys Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys’ fees, including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

              8.11      Currency. All references to currency in this Agreement shall refer to the lawful currency of the United States of America.

[Signature Page Follows]

              IN WITNESS WHEREOF, the undersigned have executed, or have caused their duly authorized officers to execute, this Agreement as of the date first above written.

XCELMOBILITY INC.

By: /s/ Renyan Ge
Name: Renyan Ge
Title: CEO

SHENZHEN CC POWER INVESTMENT
CONSULTING CO., LTD

By: /s/ Renyan Ge
Name: Renyan Ge
Title: President

SHENZHEN JIFU COMMUNICATION
TECHNOLOGY CO., LTD.

By: /s/ Sumin Su
Name: Sumin Su
Title: President

COMPANY SHAREHOLDERS:

/s/ Sumin Su
Sumin Su

/s/ Di Wu
Di Wu

[Signature Page to Stock Purchase Agreement]

/s/ Hui Luo
Hui Luo

[Signature Page to Stock Purchase Agreement]

EXHIBIT A

Distribution of Shares

Name	Percentage of Shares to be Issued

Sumin Su	45%

Di Wu	45%

Hui Luo	10%

EXHIBIT B

Form of Entrusted Management Agreement

EXHIBIT C

Form of Technical Services Agreement

EXHIBIT D

Form of Exclusive Purchase Option Agreement

EXHIBIT E

Form of Loan Agreement

EXHIBIT F

Form of Equity Pledge Agreement

EXHIBIT G

Form of Stock Power

          FOR VALUE RECEIVED, the undersigned, does hereby surrender unto XcelMobility, Inc., a Nevada corporation (the “Company”) for immediate cancellation, [_______] ([_____]) shares of Common Stock of the Company, represented by Stock Certificate No. [___], and does hereby irrevocably constitute and appoint Securities Transfer Corp. to cancel said stock on the books of the Company with full power of substitution in the premises:

Dated: [___________], 2013

By:   _____________________________________________________________

Name: ____________________________________________________________

Notary

On [_______], 2013 before me, ___________________________, a notary public in and for ___________, ______________, [insert jurisdiction], personally appeared [________], proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacities, and that by his signature on the instrument the person executed the instrument.

WITNESS my hand and official seal.

Signature ___________________________

(This area for official notarial seal)

EXHIBIT H

Form of Stockholder Representation Letter

May 7, 2013

XcelMobility Inc.
303 Twin Dolphins Drive, Suite 600
Redwood City, California 94065

Stockholder Representation Letter

Ladies and Gentlemen:

              Pursuant to a Stock Purchase Agreement (the “Agreement”) dated as of May 7, 2013 (the “Agreement Date”), the undersigned (the “Stockholder”) expects to receive from XcelMobility Inc., a Nevada corporation (“Pubco”), shares of Pubco Common Stock (the “Securities”) in accordance with the terms and conditions contained in the Agreement (the “Stock Purchase”). Capitalized terms used herein but not defined will have the meanings ascribed to them in the Agreement. Stockholder, whose signature appears below, represents and warrants to Pubco that, as of the date first written above and as of the Closing Date, the statements contained in this Stockholder Representation Letter are, and will be, correct and complete:

1.               REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER.

                                 1.1.      “Accredited” Investor. Pursuant to the Agreement, the Stock Purchase and the distribution of the Securities to the Stockholder at the Closing, are intended to be exempt from registration under the Securities Act of 1933, as amended (the “Act”). Unless Stockholder checks the “no” box on the signature page hereof indicating that Stockholder is not an Accredited Investor, Stockholder represents and warrants that Stockholder falls within one of the following definitions of Accredited Investor:

(Please initial the category that applies)

_________	(a)	Stockholder is a natural person whose individual net worth, or joint net worth with spouse, exceeds $1,000,000.

Explanation. In calculating net worth, you include all of your assets (other than your primary residence) whether liquid or illiquid, such as cash, stock, securities, personal property and real estate based on the fair market value of such property MINUS all debts and liabilities (other than a mortgage or other debt secured by your primary residence). In the event that the amount of any mortgage or other indebtedness secured by your primary residence exceeds the fair market value of the residence, that excess liability should also be deducted from your net worth. Any mortgage or indebtedness secured by your primary residence incurred within 60 days before the time of the sale of the Securities offered hereunder, other than as a result of the acquisition of the primary residence, shall also be deducted from your net worth.

_________	(b)

Stockholder is a natural person who had an individual income in excess of $200,000 in each of the last two years or joint income with spouse in excess of $300,000 in each of those years and reasonably expects to reach the same income level in the current year.

2

_________	(c)	Stockholder is either a director or executive officer of Pubco.

_________	(d)	Stockholder is a corporation or other entity with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Securities.

_________	(e)	Stockholder is an entity, all of the equity owners of which are as specified in (a) or (b) above.

                   Stockholder further certifies that: (i) Stockholder has the capacity to protect the Stockholder’s interests in this investment; (ii) the Stockholder is able to bear the economic risks of this investment; and (iii) the amount of the investment does not exceed 10% of Stockholder’s net worth or joint net worth with spouse.

                                 1.2.    Regulation S; Non-U.S. Person Status. For purposes of compliance with the Regulation S exemption for the acquisition of the Securities by non-U.S. Persons, Stockholder makes the following representations, warranties and covenants:

                                 (a)      Stockholder is a person or entity that is outside the United States and is not a “US Person,” as such term is defined in Rule 902(k) of Regulation S.2

________________________________________________

2 Regulation S provides in part as follows:

1.

“U.S. person” means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non- discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a)) who are not natural persons, estates or trusts.

2.

The following are not “U.S. persons”: (i) any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States; (ii) any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if: (A) an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and (B) the estate is governed by foreign law; (iii) any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person; (iv) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country; (v) any agency or branch of a U.S. person located outside the United States if: (A) the agency or branch operates for valid business reasons; and (B) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and (vi) the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

3

                                               (b)      Stockholder is not acquiring the Securities for the account or benefit of a US Person. (c) Stockholder has been independently advised as to the applicable holding period imposed in respect of the Securities by securities legislation in the jurisdiction in which it resides and confirms that no representation has been made respecting the applicable holding periods for the Securities in such jurisdiction and it is aware of the risks and other characteristics of the Securities and of the fact that holders of Securities may not be able to resell the Securities except in accordance with applicable securities legislation and regulatory policy.

                                               (d)      To the knowledge of Stockholder, without having made any independent investigation, neither Pubco or the Company nor any person acting for Pubco or the Company, has conducted any “directed selling efforts” in the United States as the term “directed selling efforts” is defined in Rule 902 of Regulation S, which, in general, means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the marketing in the United States for any of the Securities being offered. Such activity includes, without limitation, the mailing of printed material to investors residing in the United States, the holding of promotional seminars in the United States, and the placement of advertisements with radio or television stations broadcasting in the United States or in publications with a general circulation in the United States, which discuss the offering of the Securities. To the knowledge of Stockholder, the Securities were not offered to Stockholder through, and Stockholder is not aware of, any form of general solicitation or general advertising, including without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

                                               (e)     Stockholder will offer, sell or otherwise transfer the Securities, only (A) pursuant to a registration statement that has been declared effective under the Act, (B) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S in a transaction meeting the requirements of Rule 904 (or other applicable Rule) under the Act, or (C) pursuant to another available exemption from the registration requirements of the Act, subject to Pubco’s right prior to any offer, sale or transfer pursuant to clauses (B) or (C) to require the delivery of an opinion of counsel, certificates or other information reasonably satisfactory to Pubco for the purpose of determining the availability of an exemption.

                                               (f)      Stockholder will not engage in hedging transactions involving the Securities unless such transactions are in compliance with the Act.

                                               (g)      Stockholder represents and warrants that Stockholder is not a citizen of the United States and is not, and has no present intention of becoming, a resident of the United States (defined as being any natural person physically present within the United States for at least 183 days in a 12-month consecutive period or any entity who maintained an office in the United States at any time during a 12-month consecutive period). Stockholder understands that Pubco may rely upon the representations and warranty of this paragraph as a basis for an exemption from registration of the Securities under the Act, and the provisions of relevant state securities laws.

                                              (h)      Stockholder hereby represents that he, she or it has satisfied and fully observed the laws of the jurisdiction in which he, she or it is located or domiciled, in connection with the acquisition of the Securities, including (i) the legal requirements of such Stockholder’s jurisdiction for the acquisition of the Securities, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, which may be relevant to the holding, redemption, sale, or transfer of the Securities; and further, such Stockholder agrees to continue to comply with such laws as long as he, she or it shall hold the Securities.

4

                                 1.3.      Holding For Own Account. Stockholder is acquiring an interest in the Securities for Stockholder’s own account, for investment purposes only, and not with a view toward the resale or distribution thereof within the meaning of the Act, except pursuant to effective registrations or qualifications relating thereto under the Act and applicable state securities or blue sky laws or pursuant to an exemption therefrom.

                                 1.4.      Unregistered Securities; Restrictions on Transfer. Stockholder understands that: (a) the Securities have not been registered under the Act or the securities laws of any state or other jurisdiction in reliance upon exemptions from such registration requirements for non-public offerings; (b) the Securities may not be sold, pledged or otherwise transferred except pursuant to effective registrations or qualifications relating thereto under the Act and other applicable securities laws or pursuant to an exemption therefrom; and (c) neither Pubco or the Company are under any obligation to register or qualify the Securities under the Act or any other applicable securities laws, or to take any action to make any exemption from any such registration provisions available. Stockholder understands that Stockholder may not transfer any Securities unless such Securities are registered under the Act or qualified under applicable state securities laws or unless with respect to the Securities, in the reasonable opinion of counsel to Pubco, exemptions from such registration and qualification requirements are available. Pubco may require an opinion to such effect from counsel to Stockholder reasonably satisfactory to Pubco. Stockholder has also been advised that exemptions from registration and qualification may not be available or may not permit Stockholder to transfer all or any of the Securities in the amounts or at the times proposed by Stockholder.

                                 1.5.      Securities Law Restrictions. Stockholder will not sell, assign or transfer any of the Securities received by Stockholder in connection with the Agreement except (a) pursuant to an effective registration statement under the Act, (b) in conformity with the volume and other limitations of Rule 144 promulgated under the Act, or (c) in a transaction which, in the opinion of independent counsel to Stockholder delivered to Pubco and satisfactory to Pubco, is not required to be registered under the Act. Pubco shall not have any obligation to effect a transfer of any Securities that is not in compliance with applicable federal and state securities laws.

                                 1.6.      Rule 144; Legends. Stockholder has been advised and acknowledges that Securities and Exchange Commission Rule (“SEC”) Rule 144 promulgated under the Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Securities and, in any event, requires that the Securities be held for a minimum of six months (and the sale thereof may be subject to certain volume and other limitations under Rule 144), after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144. Stockholder understands that Rule 144 may indefinitely apply to and restrict transfer of the Securities if Stockholder is an “affiliate” of Pubco and “current public information” about Pubco (as defined in Rule 144) is not publicly available. Stockholder further understands that, if applicable, sales under Rule 144 are not available to Stockholder during such time as Pubco remains a “shell company” (as defined in Rule 405 promulgated under the 1933 Act).

                                 Pubco may place any legend contemplated by the Agreement, one or more of the legends below, or such other legends as it may reasonably deem appropriate, on each certificate or instrument representing Securities:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR IN A TRANSACTION WHICH IS NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT OR ANY APPLICABLE SECURITIES OR BLUE SKY LAWS AND, IN THE CASE OF A TRANSACTION NOT SUBJECT TO SUCH REGISTRATION REQUIREMENTS, UNLESS THE ISSUER HAS RECEIVED AN OPINION OF COUNSEL TO THE HOLDER REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE ACT.

5

                                 1.7.        Stockholder’s Business Experience. Stockholder has, alone or together with Stockholder’s representative, if any, such knowledge and experience in financial and business matters so that Stockholder is capable of evaluating the relative merits and risks of the investment in the Securities that is represented by the Agreement and the transactions contemplated thereby. Stockholder has adequate means of providing for its, his or her current economic needs and possible personal contingencies, has no need for liquidity in its, his or her investment in Pubco and is able financially to bear the risks of such investment.

                                 1.8.        Availability of Information. Stockholder acknowledges that Stockholder has had access to all information regarding Pubco and its present and prospective business, assets, liabilities and financial condition that Stockholder reasonably considers important in making the decision to acquire the Securities pursuant to the Stock Purchase, and that all documents, records and books pertaining to the investment in Pubco resulting from the Agreement and requested by Stockholder or Stockholder’s representative, if any, have been made available or delivered to Stockholder, to the extent that Pubco possesses such information or can obtain such information without unreasonable efforts or expense.

                                 1.9.        Opportunity to Ask Questions. Stockholder or Stockholder’s representative, if any, has had an opportunity to discuss Pubco’s business, management and financial affairs with Pubco’s management and to ask questions of and receive answers from Pubco, or a person or persons acting on behalf of Pubco, concerning the business of Pubco. Stockholder acknowledges that all such questions, if any, have been answered to Stockholder’s satisfaction.

                                 1.10.      Stockholder Representation Letter. Stockholder has carefully read this Stockholder Representation Letter and, to the extent Stockholder believes necessary, has discussed with Stockholder’s counsel the representations, warranties and agreements that Stockholder makes herein and the applicable limitations upon Stockholder’s resale of the Securities.

                                 1.11.      Pubco Information. Stockholder is also aware of and acknowledges the following:

                                               (a)      that no federal or state agency has made any finding or determination regarding the fairness of this investment, or any recommendation or endorsement of the Securities;

                                               (b)      that neither the officers, directors, agents, affiliates or employees of Pubco or the Company, nor any other person, has expressly or by implication, made any representation or warranty to Stockholder concerning Pubco or the Company; and

                                               (c)      that the past performance or experience of Pubco or the Company or their respective officers, directors, agents or employees will not in any way indicate or predict the results of the ownership of Securities or of Pubco’s activities.

                                 1.12.      Stop Transfer Instructions; No Requirement to Transfer. Stockholder agrees that, in order to ensure compliance with the restrictions referred to herein, Pubco may issue appropriate “stop transfer” instructions to its transfer agent. Pubco shall not be required (a) to transfer or have transferred on its books any Securities that have been sold or otherwise transferred in violation of any of the provisions of this Stockholder Representation Letter or the Agreement or (b) to treat as owner of such Securities or to accord the right to vote or pay dividends to any stockholder or other transferee to whom such Securities shall have been so transferred in violation of any provision of this Stockholder Representation Letter or the Agreement.

6

                                 1.13.      No Public Solicitation. Stockholder represents that at no time was Stockholder presented with or solicited by any general mailing, leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or general solicitation in connection with the transactions contemplated by the Agreement.

                                 1.14.      Principal Residence. The address shown under Stockholder’s signature on the signature page hereof is Stockholder’s principal residence.

                                 1.15.      Indemnification. Stockholder will indemnify and hold harmless Pubco and the Company and their respective officers, directors, managers and counsel, from and against any and all damages, losses, liabilities or expenses (including all legal fees and costs) directly or indirectly incurred, resulting or arising out of the breach of any of the representations, warranties or covenants given or made in this Stockholder Representation Letter.

                                 1.16.      Authorization of Transaction. Stockholder has full power and authority to execute and deliver this Stockholder Representation Letter and to perform Stockholder’s obligations hereunder.

                                 1.17.      Disposition of Securities. Such Stockholder is not a party to any option, warrant, purchase right, or other contract or commitment that could require such Stockholder to sell, transfer, or otherwise dispose of any of the Securities.

2.               STOCK PURCHASE AGREEMENT. Stockholder agrees that the Securities will be subject to and bound by, all of the provisions of the Agreement relating to the Securities.

3.               ENTIRE AGREEMENT. The Agreement and this Stockholder Representation Letter constitute the entire agreement and understanding of the parties with respect to the subject matter of this Stockholder Representation Letter, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

4.               COUNTERPARTS. This Stockholder Representation Letter may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

5.               EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Stockholder Representation Letter.

6.               GOVERNING LAW; CONSENT TO JURISDICTION. This Stockholder Representation Letter shall be governed by, and construed in accordance with, the internal laws of the State of Nevada applicable to contracts executed in and to be performed by residents of Nevada within that State.

7.               NO TAX REPRESENTATIONS. Stockholder represents, warrants and acknowledges that Stockholder is not relying on Pubco or the Company for any tax advice concerning the federal or state income or other tax consequences of the transactions contemplated by the Agreement or the Stockholder’s receipt of the Securities, and that the Stockholder has consulted such advisors as Stockholder deems necessary or appropriate to understand the tax consequences of the investment represented by the Securities.

[Signature Page Follows]

7

STOCKHOLDER

Signature

Name (Please Type or Print)

Title (Please Type or Print) (if applicable)

Street Address

City, State, Zip Code

Country

Social Security Number
(or tax I.D. Number, if an entity)

Accredited Investor:

(Please Check One of the Following Boxes)

[ ] Yes [ ] No